UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025 (August 26, 2025)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Promissory Note

On August 27, 2025, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) entered into an unsecured non-convertible promissory note (the “Note”) in the principal amount of $50,000, with interest at the rate of 10% per annum accruing and due at maturity in six months, with C/M Capital Master Fund, LP (the “Lender”) for the primary purpose of funding a portion of the costs related to: (i) the preparation and filing of the Company’s Quarterly Report on Form 10-Q for the third quarter and review of related financial statements; (ii) preparation and submission of any requisite filings with the Securities and Exchange Commission and the OTC Expert Market; (iii) such tax-related and other activities as may be necessary or legally required from time to time to restore the Company to good standing with requisite taxing authorities; (iv) transfer agent costs, and (v) fees for routine litigation matters in the ordinary course of business.

The Company may repay the Note upon maturity or prior to maturity with the mutual agreement of the Lender. The Note also contain customary events of default, which include, without limitation, failure to pay principal, interest or other charges in respect of the Note when due at maturity or otherwise, failure to satisfy any covenant in the Note or other agreements between the Company and the Lender or any other creditor, breach of representations and warranties set forth in the Note or any transaction document executed contemporaneously with the Note, and certain judgment defaults, events of bankruptcy or insolvency of the Company. Upon the occurrence of such an event of default under the Note, the Lender has the right to demand repayment of the Note in full upon five (5) business days’ notice to the Company. In the event that full payment is not made upon the expiry of a thirty (30) day period, a default penalty equal to 5.0% per month during the period of default in excess of the 10% interest rate will apply to the entire amount of the Note outstanding, including any accrued but unpaid interest. The Lender may then, at its sole discretion, declare the entire then-outstanding principal amount of the Note and any accrued but unpaid interest due thereunder immediately due and payable, in which event the Lender may, at its sole discretion, take any action it deems necessary to recover amounts due under the Note.

Concurrently with the issuance of the Note, the Company also entered into a letter agreement of even date (the “Letter Agreement”) with the Lender setting forth, among other items, the intended use of proceeds of the Note as described above.

The Note and the Letter Agreement are on the same form as those previously entered into with the Lender.

Stock Award Agreements

On August 28, 2025, the Company and certain former employees, consultants and Sebastian Giordano, our Chief Executive Officer and Chief Financial Officer (together, the “Grantees”) each entered into a stock award agreement (each a “Stock Award Agreement” and together the “Stock Award Agreements”). Pursuant to the Stock Award Agreement, the Company granted the Grantees an aggregate of 4,775 shares of the Company’s Series J Senior Convertible Preferred Stock (the “Stock Awards”), par value $0.001 per share (the “Series J Preferred Stock”) in satisfaction of certain obligations owed to the Grantees for services provided or to be provided to the Company.

The foregoing does not purport to be a complete description of each of the Note, the Letter Agreement and the Stock Award Agreements, and each such description is qualified in its entirety by reference to the full text of each such document, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (this “Form 8-K”), respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof with respect to the Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof with respect to the Stock Award Agreements is incorporated herein by reference. The shares of Series J Preferred Stock issued pursuant to the Stock Award Agreements were, and shares of the Company’s common stock issuable upon conversion of the Series J Preferred Stock will be, issued in reliance upon the exemption from registration provided in Section 4(a)(2) of the Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

The information set forth in Item 1.01 hereof with respect to the Stock Award Agreement with Mr. Giordano is incorporated herein by reference.

In addition, as previously disclosed, due to the Company’s financial condition, beginning on February 16, 2024, Mr. Giordano agreed to temporarily defer cash compensation and receipt of benefits until a date that was to be mutually agreed upon; however, such compensation and other benefits due to Mr. Giordano under the employment agreement between Mr. Giordano and the Company (the “Executive Employment Agreement”), continue to accrue. On May 15, 2024, the Company received a termination notice from Mr. Giordano (the “Termination Notice”) for the nonpayment of compensation and other benefits due under such Executive Employment Agreement. Under the terms of the Executive Employment Agreement, the Company had until July 15, 2024 to cure such default or else Mr. Giordano’s termination pursuant to the Original Termination Notice would be effective on July 15, 2024. The Company was unable to cure such default; however, on July 15, 2024, the Company and Mr. Giordano agreed to extend the termination date until August 15, 2024, which was subsequently extended to May 31, 2025 and on May 5, 2025 it was again extended to August 31, 2025.

On August 26, 2025, the Company received a termination notice from Mr. Giordano (the “New Termination Notice”) for the nonpayment of compensation and other benefits due under such Executive Employment Agreement. The Company is unable to cure such default, and agreed to extend the termination date of the Executive Employment Agreement to November 30, 2025 (the “New Termination Date”). All existing wage and benefit provisions of the Executive Employment Agreement will continue to accrue through the New Termination Date; however, the claims under the Termination Notice remain in force, including that any granted, but unvested restricted stock units, if any, have been deemed fully vested under the Termination Notice.

The foregoing does not purport to be a complete description of the New Termination Notice, and such description is qualified in its entirety by reference to the full text of such New Termination Notice, which is attached as Exhibit 10.4 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Promissory Note, dated as of August 27, 2025 between the Company, as borrower, and C/M Capital Master Fund, LP., as lender.
10.2	Letter Agreement, dated as of August 27, 2025, between the Company and C/M Capital Master Fund, LP.
10.3	Form of Stock Award Agreement.
10.4	Termination Notice, dated as of August 26, 2025, between the Company and Mr. Sebastian Giordano.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer